Exhibit 23.1
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-287204) and the Registration Statement on Form S-3 (No. 333-292986) of Blaize Holdings, Inc. (the “Company”) of our report dated March 24, 2026, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, with respect to our audits of the consolidated financial statements of the Company as of December 31, 2025 and 2024 and for the years then ended.

/s/ UHY LLP

Melville, NY
March 24, 2026